This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.


SEARS, ROEBUCK AND CO.
Hoffman Estates, Illinois



Name:                                     Date:   March 12, 1997
ssn:                                      Total Number of Shares:
                                          Price per Share:  $56.13


Pursuant to action taken by Sears, Roebuck and Co. (the "Company") under the 1994 Employees Stock Plan (the "Plan"), you are hereby granted the option (herein called "this option") to purchase, at the price per share shown above, upon and subject to the provisions and conditions hereinafter set forth, the total number of common shares of the Company shown above, in three installments, with this option becoming exercisable for one-half of said total number of shares on the 12th day of March, 2002 and for one-quarter of said total number of shares on the 12th day of March in each of the years 2003 and 2004. This option will not become exercisable for any common shares of the Company unless the average mean (adjusted to the next higher full cent to eliminate any fractional cent) between the high and low prices per share for the Company's common shares as reported in a summary of composite transactions for stocks listed on the New York Stock Exchange (such mean being the "Mean Common Share Price") is at least equal to the amount or amounts specified in the following paragraph for the period or periods specified therein.

With respect to each of the three installments specified above, this option will become exercisable for one-half of the number of shares specified in the above paragraph for such installment only if (i) for any period of twenty consecutive trading days occurring within three years from the date of grant the average of the Mean Common Shares Price during such period is at least $75, or (ii) for any period of twenty consecutive trading days occurring within five years from the date of grant the average of the Mean Common Share Prices is at least $100 (the "50% Condition"). With respect to each of the three installments specified above, this option will become exercisable for the remaining one-half of the number of shares specified in the above paragraph for such installment only if for any period of twenty consecutive trading days occurring within five years from the date of grant the average of the Mean Common Share Prices during such period is at least $100 (the "100% Condition"). You may exercise your right to purchase all or any of the shares included in any such installment on or after the date of such installment, provided such option has become exercisable, but in any event not later than February 28, 2007 (the "Expiration Date"), by making payment in full for the shares which you so elect to purchase, at the price per share herein prescribed, by check, made payable to "Sears, Roebuck and Co." Please submit your payment to:

                 Stock Option Office
                 Sears, Roebuck and Co.
                 Hoffman Estates, IL  60179

The exercise of this option shall be effective on the date when payment in full for the shares being purchased is actually received in the Stock Option Office; provided that no payment shall be accepted which is received in the Stock Option Office after the Expiration Date. You will receive a stock certificate representing the shares for which you have made payment, except that the Company shall not be obligated to deliver any stock certificates unless and until (i) there has been compliance with any federal or state laws or regulations or national securities exchange requirements which the Company may deem applicable; (ii) all legal matters in connection with the sale and delivery of the shares have been approved by the Company's counsel; and (iii) your check in payment for the shares has cleared.

Upon the occurrence from time to time prior to the Expiration Date of a Change of Control (as defined in Appendix A), notwithstanding any other provision of this option, during the sixty-day period from and after the Change of Control, you are hereby granted the right ("limited stock appreciation rights") to elect to surrender, in whole or in part, any exercisable option right which has become exercisable under this option upon or prior to the date of such election and receive payment therefor, from the Company or one of its subsidiaries, in cash, with respect to each share subject to the surrendered option right in an amount equal to the excess of the fair market value of such share on the date of surrender over the option price. The fair market value of common shares of the Company on the date of surrender shall be the Mean Common Share Price on the date the Stock Option Office receives the notice referred to below of your election to exercise such right or, if the New York Stock Exchange is not open for trading on such date, the average of the Mean Common Share Price on the nearest date before and the nearest date after such date on which the New York Stock Exchange is open for trading (adjusted to the next higher full cent to eliminate any fractional cent). You may exercise such election by notifying the Stock Option Office, in writing, of the number of shares with respect to which you wish to exercise limited stock appreciation rights. Notification of your election must be received in the Stock Option Office no later than the end of the aforesaid sixty-day period and prior to the Expiration Date. In no event may any such election be made until six months after the date of grant of this option, provided, however, that in the case of a limited stock appreciation right which is exercisable, solely as a result of a Change of Control due to approval by the shareholders of the Company of a Business Combination (as defined in Appendix A) or the option to purchase Company common shares which has become exercisable solely due to your termination (as specified below) following a Change of Control due to approval by the shareholders of the Company of a Business Combination, any exercise by you shall be conditioned upon, and deemed effective immediately prior to, consummation of the Business Combination (except that the fair market value of common shares of the Company shall continue to be determined, in accordance with the provisions set forth above, on the date the Stock Option Office receives the election to exercise all or any portion of such limited stock appreciation rights), and provided further, that notwithstanding the provisions of this paragraph, you may at any time exercise any option rights in accordance with the other provisions of this option.

This option will not be treated as an incentive stock option for federal income tax purposes. Therefore, under existing laws and regulations, the difference between the price paid for the shares purchased hereunder and the market value thereof on the date this option is exercised, or any amounts received in cash upon the exercise of limited stock appreciation rights or otherwise with respect to this option, will be subject to federal income tax at ordinary rates and to social security tax and to their respective withholding requirements, and may be subject to state and local taxes and withholding requirements. The payment of all such federal, state and local taxes is your personal responsibility. However, the Company, at its discretion, may require you to deposit with it an amount equal to any required withholding. You may elect that all or any portion of any such withholding required to be deposited upon exercise of this option shall be satisfied by having the Company withhold a portion of the whole shares
issuable pursuant to your exercise of this option.   Such shares shall be
valued at their fair market value on the date of exercise.

The Company reserves and shall have the right, by written notice to you, to change the provisions of this option in any manner that it may deem necessary or advisable to carry out the purpose of its grant as a result of any change in applicable laws or regulations or any future regulation, ruling or judicial decision; provided that any such change shall be applicable only to shares for which payment or limited stock appreciation rights elections shall not then have been made as herein provided.

If you cease to be employed by the Company or any of its subsidiaries for any of the following reasons: (i) death, (ii) total and permanent disability or
(iii) normal or, with Company approval, early retirement, then this option shall be exercisable (but only to the extent that the conditions specified by the following provisos are satisfied) by you (or in the case of your death, your executor, administrator, legal representative or beneficiary) during the five-year period commencing on the date of your termination of employment, but in no event later than the Expiration Date, for the number of Company common shares determined by multiplying the total number of Company common shares first shown above by a fraction, the numerator of which is the number of calendar months which have elapsed since and including the date of grant of this option through the date of such termination of employment (rounded up to the nearest whole number, but in no event shall such numerator be greater than 84) and the denominator of which is 84 ("Prorated Shares"); provided, however, that this option shall be exercisable for one-half of such Prorated Shares only when and if the 50% Condition is satisfied; and provided further, that this option shall be exercisable for the remaining one-half of such Prorated Shares only when and if the 100% Condition is satisfied.

Except as provided below, if you cease to be employed by the Company or any of its subsidiaries because of voluntary termination of your employment by you, involuntary termination of your employment by the Company or by mutual agreement of you and the Company, then this option shall terminate as to the shares for which you shall not then have made payment or limited stock appreciation rights elections as aforesaid, except that within three months after the date you cease to be so employed, but in no event later than the Expiration Date, you or in the case of your death, your executor, administrator, legal representative or beneficiary, may pay for and receive all or any of the shares for which this option had become exercisable on or prior to the date you cease to be so employed and for which you shall not then have made payment or limited stock appreciation rights elections as aforesaid.

Following a Change of Control, if you cease to be employed by the Company or any of its subsidiaries due to (i) the involuntary termination of your employment by the Company for any reason other than Cause (as defined below),
(ii) termination of your employment for Good Reason (as defined below) or
(iii) termination of your employment by mutual agreement between you and the Company, then this option shall terminate as to the shares for which you shall not then have made payment or limited stock appreciation rights elections as aforesaid, except that within the three-month period commencing on the date of your termination of employment, but in no event later than the Expiration Date, this option shall be exercisable by you for the total number of Company common shares first shown above, in the case of clause (i), and for the number of Prorated Shares, in the case of clause (ii) or (iii) (but only to the extent that the conditions specified by the following provisos are satisfied); provided, however, that this option shall be exercisable for one-half of such shares only if the 50% Condition has been satisfied prior to your date of termination; and provided further, that this option shall be exercisable for the remaining one-half of such shares only if the 100% Condition has been satisfied prior to your date of termination.

For the purpose of this Agreement, (a) "Cause" shall mean (1) a material breach by you of those duties and responsibilities which do not differ in any material respect from your duties and responsibilities during the 90-day period immediately prior to a Change of Control (other than due to incapacity due to physical or mental illness) which is demonstrably willful and deliberate on your part, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company and which is not remedied in a reasonable period of time after receipt of written notice from the Company specifying such breach or (2) the commission by you of a felony involving moral turpitude, and (b) "Good Reason" shall mean a significant reduction in your responsibilities, title or annual base salary, or your mandatory relocation to an office outside of the greater Chicago metropolitan area.

Notwithstanding anything to the contrary set forth herein, this option shall not become exercisable to purchase any shares until six months after the date of grant of this option.

In the event that the Company (in connection with the disposition of all or a portion of the stock of any subsidiary of the Company, the sale of stock by any subsidiary or otherwise) no longer includes, or anticipates that it will no longer include, your employer in the Company's consolidated federal income tax return, the Company may in its discretion either terminate your rights under this option as to shares or rights not theretofore purchased or exercised or make such other provision with respect thereto as it shall deem appropriate and equitable or in the interest of the Company. In either such case, the Company shall use reasonable efforts to provide you with sufficient notice of such termination or other provision so as to afford you a reasonable opportunity prior to the effectiveness thereof during which you may elect to exercise any of your then-exercisable rights under this option.

In the event of a stock dividend or stock split of issued common shares of the Company, the Company shall, and in the event of a combination or other reduction in the number of issued common shares of the Company, or spin-off or other distribution of any assets of the Company or any subsidiary or all or any portion of the interest of the Company in any subsidiary to the shareholders of the Company, the Company may make such adjustments, if any, in the number of unpurchased shares subject to this option, the exercise price per share and the limited stock appreciation rights with respect thereto, and the closing price or prices for the Company common shares which are conditions for this option becoming exercisable, as it may in good faith determine to be appropriate and equitable.

In the event of a merger, consolidation, reorganization, sale or exchange of substantially all assets, or dissolution of the Company (an "extraordinary corporate transaction"):

         (i) your rights under this option shall terminate as to shares or rights not theretofore purchased or exercised except to the extent provided by the Company or in the terms of the merger, consolidation, reorganization, or plan for dissolution or sale or exchange of the assets;

         (ii) appropriate and equitable provision shall be made, by the Company, in the terms of the merger, consolidation, reorganization or plan for dissolution or sale or exchange of the assets, or otherwise, with respect to your rights under this option; and

         (iii) for purposes of the foregoing clause (ii), in the case of any extraordinary corporate transaction which is consummated six months or more after the date of grant of this option, such appropriate and equitable provision shall mean that either (a) appropriate and equitable provision shall be made for the continuation and adjustment of the rights under this option or (b) the Company shall be obligated to make adequate provision (including without limitation (1) to the extent required, obtaining any necessary approvals or consents by the shareholders, the Board of Directors or any committee of the Board of Directors of the Company or any governmental authority, and (2) if you are subject to Section 16(b) of the Exchange Act, such action as may be required to assure that any amounts received by you are not subject to recovery pursuant to Section 16(b)) to assure that either (x) each installment of this option shall have accrued and been exercisable for such period of time prior to consummation of such extraordinary corporate transaction so as to afford you a reasonable opportunity prior to such consummation during which you may elect to exercise any of your rights under each installment of this option, or (y) upon consummation of such extraordinary corporate transaction, you shall receive an amount, in cash, with respect to each share subject to this option (whether or not the right to purchase such share has then accrued) and for which you have not then made payment or limited stock appreciation rights elections as aforesaid, at least equal to the excess of the fair market value of such share, on the date of such extraordinary corporate transaction, over the option price. The fair market value of common shares of the Company on the date of an extraordinary corporate transaction shall be the simple arithmetic average of the mean (adjusted to the next higher cent to eliminate any fractional cent) between the high and low prices for the Company's common shares, as reported in a summary of composite transactions for stocks listed on the New York Stock Exchange, for each of the most recent ten days preceding such date for which there were such reported transactions.

This option and the limited stock appreciation rights provided for herein shall be exercisable during your lifetime only by you or your guardian or legal representative and may not be sold, transferred, pledged or otherwise assigned by you, expressly or by operation of law, except in the event of your death, and then only to the extent and subject to the provisions and conditions herein set forth. Any attempted sale, transfer, pledge or other disposition thereof by you shall be void and shall constitute valid grounds for cancellation of this option and the limited stock appreciation rights provided for herein by the Company.

You are also prohibited from selling your option shares if you are in possession of "confidential, material, non-public information" about Sears or its affiliated companies.

This option is granted for the purpose of affording selected key employees an opportunity to acquire a proprietary interest in the Company through stock ownership. However, any shares purchased pursuant hereto will be your sole property, and the Company recognizes that you may find it necessary to sell all or part of such shares for various reasons.


This option and the limited stock appreciation rights provided for herein shall be of no force or effect and no rights hereunder shall exist after the Expiration Date.

                                          Sears, Roebuck and Co.



                                          Arthur C. Martinez
                                          Chairman and Chief Executive Officer

                                 Appendix A

Certain Definitions

A "Change of Control" shall mean:

                 (a) The acquisition by any individual, entity or group (within the meaning of Section 13 (d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended [the "Exchange Act"] (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding common shares of the Company (the "Outstanding Company Common Shares") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities");provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege); (ii) any acquisition by the Company or any of its subsidiaries; (iii) any acquisition by any employee benefit plan (or any related trust) sponsored or maintained by the Company of any of its subsidiaries; or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and
(iii) of (c) below are satisfied; or

                 (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Board")(as of the date hereof, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                 (c) Approval by the shareholders of the Company of a "Business Combination", which shall mean a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger of consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any of its subsidiaries, any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation: or

                 (d) Approval by the shareholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more then 60% of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Shares and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Shares and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company, any of its subsidiaries, and any employee benefit plan (or related trust) sponsored or maintained by the Company, any of its subsidiaries or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 20% or more of the Outstanding Company Common Shares or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

For purposes of the foregoing definition of "Change of Control", a "subsidiary" of the Company shall mean any corporation in which the Company, directly or indirectly, holds a majority of the voting power of such corporation's outstanding shares of capital stock.